                                                                 EXHIBIT 4(a)(5)


================================================================================



                            AMERICAN AIRLINES, INC.



                                      and



                      STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION
                                   as Trustee





                            Trust Supplement No. A1

                            Dated as of May 26, 1994


                                       to


                         PASS THROUGH TRUST AGREEMENT,

                  Amended and Restated as of February 1, 1992


================================================================================

                 This Trust Supplement No. A1, dated as of May 26, 1994 (the "Trust Supplement"), between American Airlines, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Trustee, to the Pass Through Trust Agreement, amended and restated as of February 1, 1992, between the Company and the Trustee (the "Basic Agreement"). Undefined capitalized terms in this Trust Supplement are defined in the Basic Agreement.


                              W I T N E S S E T H:


                 WHEREAS, the Company and the Trustee have entered into the Basic Agreement, which is unlimited as to the aggregate principal amount of Certificates which may be issued thereunder;

                 WHEREAS, each of three Owner Trustees, each acting on behalf of an Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to refinance not more than 80% of the equipment cost to such Owner Trustee of the aircraft purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

                 WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement") and the Refunding Agreements described in Section 2.01(i)(vi) herein, the Trustee shall purchase Equipment Notes issued by such Owner Trustees of the same tenor as the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

                 WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

                 NOW THEREFORE, in consideration of the mutual agreements contained in the Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed between the Company and the Trustee as follows:

                                   ARTICLE I

                 Section 1.01. Declaration of Trust. The Trustee hereby declares the creation of this Trust (the "1994-A1 Trust") for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the 1994-A1 Trust, by their respective acceptances of the Certificates, join in the creation of this 1994-A1 Trust with the Trustee.


                                   ARTICLE II

                                THE CERTIFICATES

                 Section 2.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Pass Through Certificates Series 1994-A1" (hereinafter defined as the "Series 1994-A1 Certificates"). Each Certificate represents a Fractional Undivided Interest in the 1994-A1 Trust created hereby. The terms and conditions applicable to the Series 1994-A1 Certificates are as follows:

                 (a) The aggregate principal amount of the Series 1994-A1 Certificates that shall be authenticated and delivered under the Agreement (except for Series 1994-A1 Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $1,223,391.

                 (b)  The Cut-off Date is July 22, 1994.

                 (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each May 26 and November 26, commencing November 26, 1994, until payment of all of the Scheduled Payments to be made under the Equipment Notes have been made.

                 (d) The Scheduled Payments shall be as set forth in Exhibit C hereto.

                 (e) The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of any Equipment Notes, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the Indenture, ii) when used with respect to distribution of the amounts required to be distributed pursuant to the last paragraph of Section 2.02(b) of the Basic Agreement, August 16, 1994 and (iii) when used with respect to any Special Payment other than as described in clauses (i) and (iii) of the definition of a Special Payment, 20 days after the last date on which the Trustee must give notice pursuant to Section 4.02(c) of the Basic Agreement (or the next Business Day after such 20th day if such date is not a Business
         Day).

                 (f) The Series 1994-A1 Certificates shall be Book-Entry Certificates and shall be in the form attached hereto as Exhibit A. The Series 1994-A1 Certificates shall be subject to the conditions set forth in the Letter of Representations between the Company, the Trustee and the Depository Trust Company, the initial Clearing Agency, attached hereto as Exhibit B.

                 (g) The following amounts of the proceeds of the Series 1994-A1 Certificates shall be used to purchase the Equipment Notes specified below:

                            Original
                            Principal
Equipment Note               Amount            Maturity
- - --------------              ---------      -----------------
1994 PTC Series AA-1        $349,283       November 26, 1994
1994 PTC Series AB-1         392,554       November 26, 1994
1994 PTC Series AC-1         481,554       November 26, 1994

                 (h) Each of three Owner Trustees, each acting on behalf of an Owner Participant, will issue on a non-recourse basis the Equipment Notes, the proceeds of which shall be used, among other things, to refinance the outstanding debt portion of the equipment cost of the following Aircraft:

                                                    U.S.
       Aircraft                                 Registration                   Manufacturer's
       --------                                    Number                      Serial Number
                                                ------------                     --------------
 1 Boeing 767-323ER                                N371AA                          25198
 1 Boeing 757-223                                  N647AM                          24605
 1 Boeing 757-223                                  N648AA                          24606

                 (i) The related Note Documents and related Note Purchase Agreements are as follows:

                          (i)     Each of the following Indentures:





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





         Amended and Restated Trust Indenture and Security Agreement (1994 PTC Series AA), dated as of May 26, 1994;

         Amended and Restated Trust Indenture and Security Agreement (1994 PTC Series AB), dated as of May 26, 1994;

         Amended and Restated Trust Indenture and Security Agreement (1994 PTC Series AC), dated as of May 26, 1994;

                          (ii)  Each of the following Leases:

         Lease Agreement (1992 MF-1), dated as of May 15, 1992, as amended by the First Amendment to Lease Agreement (1994 PTC Series AA) dated as of May 26, 1994;

         Lease Agreement (1991 AF-1), dated as of June 25, 1991, as amended by the First Amendment to Lease Agreement (1994 PTC Series AB) dated as of May 26, 1994;

         Lease Agreement (1991 AF-2), dated as of June 25, 1991, as amended by the First Amendment to Lease Agreement (1994 PTC Series AC) dated as of May 26, 1994;

                          (iii) Each of the following Owner Trustee purchase agreement assignments:

         Owner Trustee's Purchase Agreement Assignment (AA 1992 MF-1), dated as of May 15, 1992;

         Owner Trustee's Purchase Agreement Assignment (AA 1991 AF-1), dated as of June 25, 1991;

         Owner Trustee's Purchase Agreement Assignment (AA 1991 AF-2), dated as of June 25, 1991;

                          (iv)  Each of the following participation agreements:

         Participation Agreement (AA 1992 MF-1), dated as of May 15, 1992, as amended by the Amendment to Participation Agreement (AA 1994 PTC Series AA) dated as of May 26, 1994;

         Participation Agreement (AA 1991 AF-1), dated as of June 25, 1991, as amended by the Amendment to Participation

         Agreement (AA 1994 PTC Series AB), dated as of May 26, 1994;

         Participation Agreement (AA 1991 AF-2), dated as of June 25, 1991, as amended by the Amendment to Participation Agreement (AA 1994 PTC Series AC), dated as of May 26, 1994;

                          (v)  Each of the following trust agreements:

         Trust Agreement (AA 1992 MF-1), dated as of May 15, 1992, as amended by the First Amendment to Trust Agreement (AA 1994 PTC Series AA), dated May 26, 1994;

         Trust Agreement (AA 1991 AF-1), dated as of June 25, 1991, as amended by the First Amendment to Trust Agreement (AA 1994 PTC Series AB), dated May 26, 1994;

         Trust Agreement (AA 1991 AF-2), dated as of June 25, 1991, as amended by the First Amendment to Trust Agreement (AA 1994 PTC Series AC), dated May 26, 1994;

                          (vi)  Each of the following refunding agreements:

         Refunding Agreement (AA 1994 PTC Series AA), dated as of May 26, 1994.

         Refunding Agreement (AA 1994 PTC Series AB), dated as of May 26, 1994.

         Refunding Agreement (AA 1994 PTC Series AC), dated as of May 26, 1994.

                 (j) The Pass Through Certificates may not be purchased by or transferred to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or employee benefit plan subject to
         Section 4975 of the Internal Revenue Code 0f 1986, as amended (each an "ERISA Plan") or by any other entity whose assets constitute assets of an ERISA Plan. The purchase by any person of any Pass Through Certificate constitutes a representation by such person to the Company, the Owner Participants, the Owner Trustees, the Loan Trustees and the Trustee that such person is not an ERISA Plan and that such person is not acquiring, and has not acquired, such Pass Through Certificate with assets of an ERISA Plan.



                                  ARTICLE III
                       AMENDMENTS TO THE BASIC AGREEMENT

                 Section 3.01     Amendments to the Basic Agreement.  (a)
Section 1.01. For the purpose of the 1994-A1 Trust, the provided further clause of the definition of "Specified Investments" in Section 1.01 is amended by deleting the phrase "the Special Distribution Date next following the Cut-off Date for such Trust by more than 20 days" and substituting therefor "August 16, 1994."


                 (b) Section 4.02(c). For the purpose of the 1994-A1 Trust, the second sentence of Section 4.02(c) is amended by deleting the words "either of the last two paragraphs" and substituting therefor "the last paragraph" and the third sentence of Section 4.02(c) is amended by deleting the phrase "as soon as practicable" and substituting therefor "not more than five days."

                 (c) Section 10.01. For the purpose of the 1994-A1 Trust, the first sentence of Section 10.01 is amended by adding the phrase "from any party thereto" before the comma after the word "Agreement."


                                   ARTICLE IV

                                  THE TRUSTEE

                 Section 4.01. The Trustee. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

                 Section 5.01. Final Termination Date. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Trust created hereby shall terminate upon the distribution to all Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Basic Agreement and this Trust Supplement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Bush, former President of the United States of America, living on the date of this Trust Supplement.

                 Section 5.02. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

                 Section 5.03. Governing Law. THIS TRUST SUPPLEMENT AND THE SERIES 1994-A1 CERTIFICATES HAVE BEEN DELIVERED IN THE STATE OF NEW YORK AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Section 5.04 Counterparts. For the purpose of facilitating the execution of this Trust Supplement and for other purposes, this Trust Supplement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                           AMERICAN AIRLINES, INC.

                                           By:________________________________
                                              Name:
                                              Title:


                                           STATE STREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT, NATIONAL
                                               ASSOCIATION, as Trustee



                                           By:________________________________
                                              Name:
                                              Title:

                                                                       CUSIP NO.





                                   EXHIBIT A

                              FORM OF CERTIFICATE

                 *Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                  AMERICAN AIRLINES 1994-A1 PASS THROUGH TRUST

                                  Pass Through
                          Certificate, Series 1994-A1

                    Final Distribution Date:  ______________

         evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by an Aircraft leased to American Airlines, Inc.

Certificate
No. _____                 $__________ Fractional Undivided Interest
                          representing .______ of the Trust per $1,000 face amount

                 THIS CERTIFIES THAT _____________________, for value received, is the registered owner of a $ ____________ (________ ___________ dollars)
Fractional Undivided Interest in the American Airlines 1994-A1 Pass Through Trust (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement





__________________________________

* This legend to appear on Certificates to be deposited with the Depository Trust Company. One Certificate may be issued in a denomination less than $1,000 which shall not have this legend.

amended and restated as of February 1, 1992 (the "Basic Agreement"), as supplemented by Trust Supplement No. A1 thereto, dated as of May 26, 1994 (the "Trust Supplement," and together with the Basic Agreement, the "Agreement"), between the Trustee and American Airlines, Inc., a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 1994-A1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust (the "Trust Property") includes certain Equipment Notes (the "Equipment Notes"). Each issue of Equipment Notes is secured by a security interest in an aircraft leased to the Company.

                 The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

                 Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each May 26 and November 26 (a "Regular Distribution Date"), commencing on November 26, 1994, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such

Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date and no interest shall accrue during the intervening period. The Special Distribution Date shall be the Business Day as provided in the Trust Supplement. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

                 Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

                 The Pass Through Certificates may not be purchased by or transferred to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or employee benefit plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (each an "ERISA Plan") or by any other entity whose assets constitute assets of an ERISA Plan. The purchase by any person of any Pass Through Certificate constitutes a representation by such person to the Company, the Owner Participants, the Owner Trustees, the Loan Trustees and the Trustee that such person is not an ERISA Plan and that such person is not acquiring, and has not acquired, such Pass Through Certificate with assets of an ERISA Plan.

                 This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                 Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           AMERICAN AIRLINES
                                           1994-A1 PASS THROUGH TRUST

                                           By: STATE STREET BANK AND
                                               TRUST COMPANY OF
                                               CONNECTICUT, NATIONAL
                                               ASSOCIATION, as Trustee


                                           By: _____________________________
                                               Title:

              FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                    This is one of the Certificates referred
                     to in the within-mentioned Agreement.


                                  STATE STREET BANK AND
                                    TRUST COMPANY OF CONNECTICUT,
                                    NATIONAL ASSOCIATION, as Trustee


                                  By:___________________________________
                                     Authorized Officer

                             Reverse of Certificate


                 The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as

Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

                 The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                                   EXHIBIT B

                       FORM OF LETTER OF REPRESENTATIONS